UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 5, 2023

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, Texas 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.    Entry Into a Material Definitive Agreement.

Offering and Securities Purchase Agreement

On December 5, 2023, iBio, Inc., a Delaware corporation (the “Company”), entered into a securities purchase agreement with certain purchaser (the “Purchasers”) identified on the signature pages thereto (the “Purchase Agreement”), pursuant to which the Company agreed to issue and sell, in a public offering (the “Offering”), (i) 600,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (ii) 1,650,000 pre-funded warrants (the “Pre-Funded Warrants”) exercisable for an aggregate of 1,650,000 shares of Common Stock, (iii) 2,250,000 Series C common warrants (the “Series C Common Warrants”) exercisable for an aggregate of 2,250,000 shares of Common Stock, and (iv) 2,250,000 Series D common warrants (the “Series D Common Warrants,” and together with the Series C Common Warrants, the “Common Warrants”) exercisable for an aggregate of 2,250,000 shares of Common Stock. The Common Warrants together with the Pre-Funded Warrants are referred to in this Current Report on Form 8-K as the “Warrants.”

Each share of Common Stock and Pre-Funded Warrant, as applicable, is being sold together with one Series C Common Warrant to purchase one share of Common Stock and one Series D Common Warrant to purchase one share of Common Stock. The combined purchase price of each share of Common Stock and the accompanying Common Warrants is $2.00 and the combined purchase price of each Pre-Funded Warrant and the accompanying Common Warrants is $1.9999, which is equal to the combined purchase price per share of Common Stock and accompanying Common Warrants, minus the exercise price of each Pre-Funded Warrant of $0.0001. The Series C Common Warrants and the Series D Common Warrants have an exercise price of $2.00 per share and are immediately exercisable. The Series C Common Warrants will expire two (2) years from the date of issuance and the Series D Common Warrants will expire five (5) years from the date of issuance. There is not expected to be any trading market for the Pre-Funded Warrants or the Common Warrants issued in the Offering.

All Shares and Warrants will be offered and sold in the Offering (including the shares of Common Stock issuable from time to time upon exercise of the Pre-Funded Warrants, the Series C Common Warrants and the Series D Common Warrants) pursuant to the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-275204), which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 4, 2023, and related final prospectus dated December 5, 2023.

The closing of the Offering is expected to occur on or about December 7, 2023, subject to the satisfaction of customary closing conditions.

The net proceeds from the Offering, after deducting placement agent fees and other estimated offering expenses payable by the Company and excluding the net proceeds, if any, from the exercise of the Common Warrants, are approximately $3.6 million. The Company intends to use the net proceeds from the Offering primarily for working capital and general corporate purposes, including for research and development and other trial preparation expenses and, retention and severance payments to certain of the Company’s employees or former employees.

The Purchase Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by each of the Company and the Purchasers against certain liabilities and customary contribution provisions in respect of those liabilities. Pursuant to the terms of the Purchase Agreement, the Company has agreed to certain restrictions on the issuance and sale of its Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) during the 90-day period following the closing of the Offering.

The description of terms and conditions of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the full text of the form of Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1.

Placement Agency Agreement and Tail Financing Payments

On December 5, 2023, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.”), as lead placement agent, and Brookline Capital Markets, a division of Arcadia Securities, LLC (“Brookline”), as co-placement agent (A.G.P. and Brookline are referred to herein, collectively, as the “Placement Agents”), pursuant to which the Placement Agents agreed to serve as the placement agents for the Company on a “reasonable efforts basis” for the issuance and sale of the Shares and Warrants. The Company has agreed to pay the Placement Agents an aggregate cash fee equal to 5.5% of the gross proceeds received by the Company from the sale of the securities in the Offering. Pursuant to the Placement Agency Agreement, the Company also agreed to reimburse the Placement Agents for their accountable offering-related legal expenses in an amount up to $75,000 and pay a non-accountable expense allowance of up to $15,000. The Placement Agency Agreement has indemnity and other customary provisions for transactions of this nature.

The Company also agreed to pay H.C. Wainwright & Co. a tail fee payable in cash equal to 7.0% of the aggregate gross proceeds raised in the Offering ($303,100) and payable in warrants equal to 6.0% (warrants to purchase 129,900 shares of Common Stock) of the number of shares of the aggregate number of shares of Common Stock and Pre-Funded Warrants being offered hereby at an exercise price equal to 125% of the combined public offering price per share of Common Stock and Warrants, if any Purchaser, who was contacted or introduced to H.C. Wainwright & Co. during the term of its engagement, provides the Company with capital in the Offering.

The Placement Agency Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by each of the Company and the Placement Agents against certain liabilities and customary contribution provisions in respect of those liabilities.

The description of terms and conditions of the Placement Agency Agreement does not purport to be complete and is qualified in its entirety by the full text of the Placement Agency Agreement, a copy of which is attached hereto as Exhibit 1.1.

Terms of the Pre-Funded Warrants, Series C Common Warrants and Series D Common Warrants

The Pre-Funded Warrants were offered in lieu of shares of Common Stock to certain Purchasers because the purchase of shares of Common Stock in the Offering would otherwise result in said Purchasers, together with their affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the Purchaser, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Offering. Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.0001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

Each Series C Common Warrant and Series D Common Warrant offered hereby will be a Warrant to purchase one share of Common Stock and will have an initial exercise price equal to $2.00 per share. The Series C Common Warrants will be immediately exercisable and will expire two (2) years from the date of issuance. The Series D Common Warrants will be immediately exercisable and will expire five (5) years from the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise of the Series C Common Warrants and Series D Common Warrants is subject to appropriate adjustment in the event of share dividends, stock splits, reorganizations or similar events affecting the Common Stock and the exercise price.

A holder (together with its affiliates) of the Common Warrants or Pre-Funded Warrants may not exercise any portion of the Common Warrants or Pre-Funded Warrants, as applicable, to the extent that the holder would own more than 4.99% (or, at the holder’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise, as such percentage ownership is determined in accordance with the terms of the Common Warrants or Pre-Funded Warrants, as applicable. In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Common Stock Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Common Warrants, provided that such cashless exercise shall only be permitted if a registration statement is not effective at the time of such exercise or if the prospectus to which such registration statement is a part is not available for the issuance of shares of Common Stock to the holder of the Common Warrants. In addition, in certain circumstances, upon a fundamental transaction (as defined in the Common Warrants), the holder will have the right to require the Company to repurchase the Common Warrants at the Black Scholes Value (as defined in the Common Warrants); provided, however, that, if the fundamental transaction is not within the Company’s control, including not approved by the Company’s board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Common Warrants, that is being offered and paid to the holders of Common Stock of the Company in connection with the fundamental transaction.

In lieu of making the cash payment otherwise contemplated to be made to the Company upon exercise of a Pre-Funded Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

The description of terms and conditions of the Pre-Funded Warrants, Series C Common Warrants and Series D Common Warrants do not purport to be complete and are qualified in their entirety by the full text of the form of such Pre-Funded Warrants, Series C Common Warrants and Series D Common Warrants, copies of which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively.

Item 8.01.    Other Events.

On December 5, 2023, the Company issued a press release announcing that it had priced a public offering of its securities. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit Description
1.1	Placement Agency Agreement, dated December 5, 2023, by and between iBio, Inc. and A.G.P./Alliance Global Partners and Brookline Capital Markets, a division of Arcadia Securities, LLC

4.1	Form of Pre-Funded Warrants

4.2	Form of Series C Common Warrants

4.3	Form of Series D Common Warrants

10.1	Form of Securities Purchase Agreement, dated December 5, 2023, between iBio, Inc. and the purchasers named on the signature pages thereto

99.1	Press release of iBio, Inc., dated December 5, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2023	IBIO, INC.

	By:	/s/ Marc A. Banjak
		Name:	Marc A. Banjak
		Title:	General Counsel and Corporate Secretary